UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2020

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSAN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01.	Regulation FD Disclosure.

On August 31, 2020, Zosano Pharma Corporation (the “Company”) disclosed certain preliminary financial information. Such preliminary financial information is set forth below.

Certain Preliminary Financial Information

As of August 30, 2020, the Company had approximately $19.8 million in cash and cash equivalents, and had 79,685,658 shares of common stock outstanding. During the period from July 1, 2020 through August 30, 2020, the Company issued 9,266,951 shares of its common stock and received approximately $8.2 million in net proceeds under its at-the-market offering program with BTIG, LLC. In addition, during the period from July 1, 2020 through August 30, 2020, the Company issued 13,173,456 shares of its common stock and received approximately $9.0 million in proceeds pursuant to the exercise of outstanding warrants. As of August 30, 2020, the Company has approximately $10.2 million remaining available for sale under its at-the-market offering program.

The above information is preliminary and subject to completion, including the completion of customary financial statement closing and review procedures for the quarter ending September 30, 2020. As a result, the preliminary results set forth above reflect the Company’s preliminary estimates with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results for the period from July 1, 2020 through August 30, 2020 and as of August 30, 2020. Further, these preliminary estimates are not a comprehensive statement or estimate of the Company’s financial results or financial condition as of and for the quarter ending September 30, 2020. The preliminary financial information included herein has been prepared by, and is the responsibility of, management. Deloitte & Touche LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial information. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. These estimates should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not draw any conclusions based on the foregoing estimates and should not place undue reliance on these preliminary estimates. The Company assumes no duty to update these preliminary estimates except as required by law.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2020	ZOSANO PHARMA CORPORATION

	By:	/s/ Christine Matthews
	Name:	Christine Matthews
	Title:	Chief Financial Officer